Exhibit 10.11

                               AMENDMENT AGREEMENT
                                       FOR
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            HOLLYWOOD MEDIA CORP. AND
                               MITCHELL RUBENSTEIN


         AMENDMENT AGREEMENT (the "Agreement") dated November 15, 2004 and effective as of May 31, 2004 by and between HOLLYWOOD MEDIA CORP., a Florida corporation (the "Company") and MITCHELL RUBENSTEIN (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has served as Chairman of the Board and Chief Executive Officer of the Company since its inception, and presently serves in this capacity pursuant to a written Employment Agreement with the Company entered into as of July 1, 1993, as amended by that certain Extension and Amendment Agreement entered into as of July 1, 1998 between the Company and the Executive, by that certain Extension and Amendment Agreement entered into as of July 1, 2003 (the "2003 Amendment") between the Company and the Executive, and by that certain Extension and Amendment Agreement entered into as of May 31, 2004 (the "2004 Amendment") between the Company and the Executive (collectively, the "Current Employment Agreement");

         WHEREAS, the parties desire to enter into this Agreement to clarify certain matters regarding the vesting of the shares of restricted stock (the "Shares") granted to the Executive under Section 2 of the 2004 Amendment.

         WHEREAS, Section 2 of the 2004 Amendment currently provides, with respect to vesting of the Shares, that the Shares will vest over a period of four years at the rate of 6.25 percent per calendar quarter commencing with the first vesting on October 1, 2004, and the 2004 Amendment further states that "in the event that a "Change of Control" (as defined in the Current Employment Agreement, as amended) of the Company occurs prior to the end of such four-year period, or in the event that the Executive's employment ends at any time prior to the end of such four-year period other than for "Cause" (as defined in the Current Employment Agreement), said grant shall vest in full immediately."

         WHEREAS, with respect to vesting the parties desire to clarify (i) the events upon which Shares will vest, and (ii) the parties' respective rights and obligations with respect to any portion of the Shares that is not vested ("Unvested Shares").

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows, and the Current Employment Agreement is hereby amended as follows, NUNC PRO TUNC, as if these terms were included in the 2004 Amendment:

         Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Current Employment Agreement.

         1. Limitation on Vesting in the Event of Termination by Executive unless With Good Reason.

         Notwithstanding anything to the contrary in Section 2 of the 2004 Amendment, in the event that the Executive's employment is voluntarily terminated by the Executive (and is not actually or constructively terminated by the Company) then the Executive's Unvested Shares at the time of such termination shall not vest by reason of such termination unless the Executive resigns from employment within 60 days after the


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occurrence of "Good Reason" (as defined below), in which case all of the
Unvested Shares shall become vested in full upon such resignation.

         Good Reason.

         For all purposes under this Agreement, "Good Reason" for resignation will exist upon the occurrence of any of the following: (i) any reduction in the Executive's Base Salary; (ii) any change made by the Company in the Executive's title or position with the Company such that he ceases to be the Chief Executive Officer of Hollywood Media Corp. (the parent company) or that materially reduces his authority from that which he currently holds as Chief Executive Officer and Chairman of the Board of the Company; or (iii) any other breach by the Company of its obligations under the Current Employment Agreement, as amended, that is not corrected within thirty (30) days following the Executive's written notice thereof to the Company.

         2.       Restrictions on Unvested Shares; Forfeit of Unvested Shares.

         (a) The Unvested Shares may not be sold, pledged or otherwise transferred until vested (it being agreed that any vested portion of the Shares is not subject to any restrictions in this Agreement).

         (b) Upon any termination of the Executive's employment with the Company, the Unvested Shares which are not vested as of the time of termination (excluding any Unvested Shares that vest as a result of the termination), shall be forfeited by the Executive, and the Executive shall transfer (and in any event shall be deemed to have transferred) all such forfeited shares back to the Company and such shares shall thereupon be cancelled and void and cease to be outstanding for all purposes.

         3.       Legend.

         All certificates representing any Unvested Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VESTING SCHEDULE SET FORTH IN THAT CERTAIN EXTENSION AND AMENDMENT AGREEMENT DATED AS OF MAY 31, 2004, AS AMENDED, BETWEEN THE COMPANY AND THE HOLDER, AND NO PORTION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED PRIOR TO VESTING AS PROVIDED IN SUCH AGREEMENT.

         4.       Changes in Stock.

         In the event that as a result of any stock dividend, stock split or other change in the Company's Common Stock, or any merger or sale of all or substantially all of the assets of other acquisition of the Company, the Executive shall in his capacity as owner of Unvested Shares (the "Prior Shares") be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be Unvested Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement.

         5.       Miscellaneous.

         (a) The Company shall not be required (i) to transfer on its books any shares of stock of the Company which have been (or purported to be) sold or transferred in violation of this Agreement, or (ii) to treat as owner of such shares any transferee (or purported transferee) of shares transferred (or purported to be transferred) in violation of this Agreement.

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         (b) Except with respect to any shares that are forfeited as provided above, as to which forfeited Shares the Executive shall have no rights, the parties acknowledge and agree that neither this Agreement nor the 2004 Amendment limit or restrict the Executive's rights of a shareholder with respect to any of the Shares (except for the restrictions on transfer of Unvested Shares provided herein and under the 2004 Amendment) including the Executive's right to vote the Shares and to receive any dividends paid to or made with respect to the Shares.

         (c) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the purposes and intent of this Agreement.

         6.       Reaffirmation of Employment Agreement.

         No provision of this Agreement shall be deemed to enlarge the terms or provisions of the Current Employment Agreement or the rights of the Executive thereunder. Except as expressly provided in this Agreement, all other provisions, terms and benefits set forth in the Current Employment Agreement shall remain in full force and effect.

         7.       Counterparts.

         This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         8. The changes made by this amendment to the Current Employment Agreement should be given effect from and after May 31, 2004, NUNC PRO TUNC, as if these terms were included in the 2004 Amendment.

         IN WITNESS WHEREOF, the parties hereto have or have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.


            COMPANY:

           HOLLYWOOD MEDIA CORP.,
           a Florida corporation

           By: /s/ Scott Gomez
              ------------------------------
           Name:  Scott Gomez
           Title:   Vice President of Finance
                    and Accounting

           EXECUTIVE:

           /s/ Mitchell Rubenstein
           ---------------------------------
           Mitchell Rubenstein